AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON June 17, 1996

                                                Registration No. 333-
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                          AMERICAN MEDICAL ALERT CORP.
             (Exact name of registrant as specified in its charter)

             New York                                            11-2571221
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               -----------------

                              3265 Lawson Boulevard
                               Oceanside, NY 11572
                                 (516) 536-5850
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

                               -----------------

                                Howard M. Siegel
                Chairman of the Board and Chief Executive Officer
                          American Medical Alert Corp.
                              3265 Lawson Boulevard
                               Oceanside, NY 11572
                                 (516) 536-5850
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:

                              James Alterbaum, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                          New York, New York 10036-8735
                               -----------------

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

                                            (facing page continued on next page)

[_]        If the only  securities  being  registered  on this  form  are  being offered pursuant to dividend or interest reinvestment plans, please check the following box.


[X]        If any of the  securities  being  registered  on this  form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.


                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                      PROPOSED      PROPOSED
                                      MAXIMUM       MAXIMUM
TITLE OF             AMOUNT           OFFERING      AGGREGATE      AMOUNT OF
SECURITIES TO        TO BE            PRICE PER     OFFERING       REGISTRATION
BE REGISTERED        REGISTERED(1)    SECURITY(2)   PRICE(2)       FEE
- --------------------------------------------------------------------------------

Common Stock,
$.01 par value
per share            850,000 shares   $3.50          $2,975,000     $1,025.87

- --------------------------------------------------------------------------------
Total                850,000 shares                  $2,975,000     $1,025.87
- --------------------------------------------------------------------------------

(1) Pursuant to Rule 416(b), there is also covered hereby all additional securities resulting from anti-dilution adjustments prior to the completion of the distribution of such registered securities.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(g), the exercise price of the Warrants.

                                ----------------

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION DATED June 17, 1996

PROSPECTUS
- --------------------------------------------------------------------------------

                                 850,000 Shares

                          AMERICAN MEDICAL ALERT CORP.

                                  Common Stock
                           (par value $.01 per share)

- --------------------------------------------------------------------------------

           This Prospectus relates to the offer and sale by American Medical Alert Corp. (the "Company") of 850,000 shares (the "Common Shares") of Common Stock, $.01 par value per share ("Common Stock"), of the Company which are issuable upon the exercise of Warrants to purchase the Common Shares (the "Warrants"). The Warrants were issued by the Company as part of its public offering in December 1983 (the "1983 Offering"). In the 1983 Offering, the Company offered and sold a total of 850,000 Units, each Unit consisting of one Common Share and one Warrant to purchase one Common Share.

           The price at which the Common Shares are purchasable upon exercise of the Warrants (the "Warrant Price") is $3.50 per Common Share. The Warrants are exercisable at any time until 5:00 p.m., Eastern Standard Time, on December 27, 1996, or such later date as the Company in its sole discretion may determine (the "Expiration Date"). The price per Common Share and the number of Common Shares issuable upon exercise of the Warrants are subject to adjustment in certain instances. The Company may, except as limited by law or other agreements, purchase or otherwise acquire the Warrants at such time and for such consideration as it may determine. In addition, the Warrants may be terminated, at the option of the Company, upon not less than 90 days written notice to the holders thereof if the market price of the securities issuable upon exercise of the Warrants shall exceed $7.00 per share during any 20 consecutive business days. See "Description of Securities".

           AN INVESTMENT IN THE COMPANY'S SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 3.

           Warrants may only be exercised if, at the time of exercise, the Common Shares are registered (and the Registration Statement of which this Prospectus forms a part is current) under the Securities Act of 1933, as amended (the "1933 Act") and registered or qualified for sale under applicable state securities laws, or the issuance of such Common Shares is exempt from such registration and/or qualification.

           The Company will receive the exercise price of $3.50 for each Warrant exercised. The Company will bear all expenses in connection with the filing of the Registration Statement of which this Prospectus forms a part. See "Use of Proceeds".

                       (cover page continued on next page)

           A copy of this Prospectus, accompanied by a copy of the Company's latest Annual Report to Shareholders and Proxy Statement, will be sent to a Warrantholder prior to the effectiveness of such Warrantholder's election to exercise Warrants.

           The Common Stock of the Company is traded on the Nasdaq under the symbol AMAC. On June 14, 1996, the closing price of the Common Stock on the Nasdaq was $2.6875 per share.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             ----------------------
                                  June __, 1996

                              AVAILABLE INFORMATION

           The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661- 2511. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically.

                      INFORMATION INCORPORATED BY REFERENCE

           The following documents filed by the Company with the Commission are incorporated into this Prospectus by reference:

           1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, as amended; and
           2. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1996.

           All documents or reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

           This Prospectus does not contain all the information set forth in the Registration Statement (No. 333- ) on Form S-3 (the "Registration Statement") of which this Prospectus forms a part, including exhibits relating thereto, which has been filed with the Commission in Washington, D.C. Copies of the Registration Statement and the exhibits thereto may be obtained, upon payment of the fee prescribed by the Commission, or may be examined, without charge, at the office of the Commission.

           THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE
INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN EXHIBITS UNLESS SUCH EXHIBITS ARE EXPRESSLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO AMERICAN MEDICAL ALERT CORP., 3265 LAWSON BOULEVARD, OCEANSIDE, NEW YORK 11572, ATTENTION: MS. CATHY NELSON
(516) 536- 5850.

                                   THE COMPANY

           The Company is a corporation formed under the laws of the State of New York in 1981 and is engaged in the business of designing, engineering, fabricating and marketing computerized Personal Emergency Response Systems ("PERS") using proprietary and commercially available technology. The Company markets to private-pay clients, institutional customers, long term care providers, retirement communities, hospitals and government agencies. The Company's strategy is to capitalize on opportunities created by new federal policies affecting the delivery of home healthcare services by HMOs and managed care groups. In order to achieve its goals, the Company has recently agreed to participate in a study to prove the cost effective benefits of PERS in home healthcare programs. Additionally, during 1996, the Company expects that it will finalize plans with a national provider of geriatric services to offer the VOICE OF HELP(R) Systems through their network of agencies, begin operations at its recently opened Illinois facility, initiate a direct marketing campaign targeting consumer sales and launch its Model 700, a more efficient PERS that will enhance the monitoring activities of a homecare patient.

           Several of the systems the Company markets enable PERS to be provided to a wide range of individuals including; the medically at-risk, isolated and infirm, elderly, disabled as well as persons receiving home care services and their families, retirement and college campus sites, security/staff personnel who maintain health facilities and places of internment. The Company's monitoring centers are designed to simultaneously process signals from different systems.

           The Company's principal executive office is located at 3265 Lawson Boulevard, Oceanside, New York 11572 and its telephone number is (516) 536-5850.


                                  RISK FACTORS

           Warrantholders should review the entire Prospectus and the information incorporated herein by reference and carefully consider, among other things, the following risk factors prior to exercising their Warrants and purchasing the Common Shares offered hereby.

           Certain statements in this Prospectus that are not historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to be materially different from the historical results or from any results, expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, the following risks:

           HEALTH CARE REFORM. As a result of the escalation of health care costs and the inability of many individuals and employers to obtain affordable health insurance, numerous proposals have been or may be introduced in the United States Congress and state legislatures, and other proposals are being considered, relating to health care reform. Such proposals have included, among other things, provision of universal access to health care, reforming the payment methodology for health care goods and services by both the public (Medicare and Medicaid) and private sectors, and methods to control or reduce public and private spending on health care. The ultimate timing or effect such reforms may have on the Company cannot be predicted and no assurance can be given that any such reforms will not have a material adverse effect on the Company's revenues and/or earnings. Short-term cost containment initiatives may vary substantially from long-term reforms and may impact the Company in different ways.

           REGULATORY ENVIRONMENT. There are increasing pressures from many payor sources to control health care costs. In addition, there are increasing pressures from public and private payors to limit increases in reimbursement rates for medical services. The levels of revenues and profitability of the Company will be subject to the effect of possible reductions in coverage or payment rates by third-party payors. Such changes could have a material adverse effect on the business and results of operations of the Company. As a provider of services under the Medicare and Medicaid programs, the Company is subject to the federal fraud and abuse and the so-called "Stark" anti-referral laws, violations of which may result in civil and criminal penalties and exclusion from participation in the Medicare and Medicaid programs. In addition, several states have enacted their own statutory analogs of the federal fraud and abuse and anti-referral laws. The Company at all times attempts to comply with the applicable federal and state fraud and abuse and anti-referral laws; however there can be no assurance that administrative or judicial interpretations of existing statutes or regulations or enactments of new laws or regulations will not have a material adverse effect on the Company's operations or financial condition.

           Health care is subject to laws and regulations of federal, state and local governments. The failure to obtain, renew or maintain any of the required regulatory approvals or licenses could adversely affect the business of the Company and could prevent it from offering products or services to patients.

           COMPETITION. The Company operates in a highly competitive business environment. Certain of the Company's competitors are larger and have more extensive manufacturing and marketing capabilities, as well as greater financial, technological and personnel resources than the Company.

           LACK OF DIVIDENDS. The Company has not previously paid any dividends on its Common Stock and intends, in the foreseeable future, to follow a policy of retaining all of its earnings to finance the development and expansion of its business. Accordingly, an investment in the Common Shares may not be suitable for those investors who anticipate the need for immediate dividend income from their investment.

           TRADEMARKS. The Company considers its trademarks to be an important element of its marketing program. The Company's trademarks include "VOICE OF HELP(R)," "THE VOICE OF HELP(R)," "ACCUTROL(R)," "MED PASS(R)," "ROOM MATE(R)," "VOICECARE(R)," "SYSTEM-one(R)" and "HELPING PEOPLE LIVE BETTER(R)" and are registered with the United States Patent and Trademark Office. The Company believes that its inability to maintain its trademarks would have a material adverse impact on its business.

           DEPENDENCE UPON KEY MANAGEMENT AND PERSONNEL. The Company is highly dependent upon certain of its key management personnel. The loss of one or more of these individuals could have a material adverse impact on the Company. There can be no assurance that the Company will be able to retain its existing personnel or attract new employees necessary for the growth of the Company's operations.

           DEPENDENCE ON MAJOR CUSTOMERS. The Company is an approved Medicaid Provider in the states of New York and Georgia. During the years ended December 31, 1995, 1994 and 1993, the Company had revenues from one contract with a municipality located in New York which represented 44, 37 and 11 percent of total revenues, respectively. This contract expires on June 30, 1997 and there can be no assurance that the Company will be able to renew this contract, or if it is able to renew this contract that the terms pursuant to which it will be able to renew this contract will be acceptable to the Company.

           The loss of a major customer would have a material adverse impact on the Company's operations and prospects. Furthermore, government reimbursement programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings and governmental funding restrictions, all of which may materially increase or decrease the rate of payments to the Company for its services. There can be no assurance that payments under governmental and private third-party payor programs will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs.

           PRICING PRESSURES. Certain proposals by state legislatures and by Congress to contain health care costs, such as proposals for cutbacks in Medicare and Medicaid reimbursement levels, governmentally imposed freezes of prices charged by physicians, hospitals and other health care providers, and greater state flexibility in the administration of Medicaid, could adversely affect the Company. A number of states have reduced funding for health care services or have placed certain limits on reimbursable expenses. There can be no assurances that additional state legislatures and Congress will not further reduce funding or impose additional limits on reimbursements, particularly with respect to expenses to be reimbursed through Medicaid. Such reductions in funding and limits on reimbursement, if enacted, could have a material adverse effect on the Company's operating results.

           RAPID TECHNOLOGICAL CHANGES. The telecommunications industry, on which the Company's business is dependent, is subject to rapid and significant changes in technology. While the Company believes that, for the foreseeable future, these changes will not materially impact its business, the effect of technological changes, including changes relating to emerging wireline and wireless transmission technologies, on the Company's businesses cannot be predicted.

           POTENTIAL FUTURE SALES PURSUANT TO RULE 144. Sale of substantial amounts of Common Stock in the public market could adversely affect the market price for the Common Shares. 1,382,042 shares of the Company's Common Stock are held by officers, directors and certain principal shareholders of the Company and an additional 292,408 shares of the Company's Common Stock will be held by such persons upon their exercise of currently exercisable stock options. Such Common Stock may not be freely resold as they are "restricted securities" under Rule 144, as promulgated by the Commission pursuant to the 1933 Act, as amended, and the rules and regulations thereunder. Rule 144 provides, in essence, that a shareholder who is an affiliate of the Company, after holding restricted securities for a period of two years, may sell them in an unsolicited brokerage transaction within a three month period in an amount which does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Non-affiliated shareholders holding restricted securities for more than three years are not subject to volume limitations and may sell under Rule 144 unlimited amounts of Common Stock. The price of the Company's Common Stock might be adversely affected if a substantial portion of the Common Shares held by affiliates of the Company are sold pursuant to Rule 144.

                                 USE OF PROCEEDS

           The Company will receive $3.50 for each Warrant exercised, or an aggregate of $2,975,000 if all Warrants are exercised. The proceeds of any and all Warrants exercised will be used for working capital and general corporate purposes.


                            DESCRIPTION OF SECURITIES

           DESCRIPTION OF WARRANTS. The following is a summary of certain provisions contained in a Warrant Agreement (the "Warrant Agreement") dated as of December 22, 1983, as subsequently amended, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, which Warrant Agreement sets forth all of the terms and provisions of the Warrants. This summary does not purport to be complete and is qualified in its entirety by the terms of the Warrant Agreement, a copy of which is filed as an exhibit to the Registration Statement.

           WARRANT PRICE AND TERM. Warrantholders are entitled to purchase one Common Share for each Warrant held at an exercise price of $3.50 for each Common Share, subject to certain adjustments described below. Warrants are exercisable at any time until 5:00 P.M. Eastern Standard Time on December 27, 1996, or such later date as the Company in its sole discretion may determine.

           TRANSFERABILITY. The Warrants are transferable only on the Warrant Register of the Company maintained at the principal office of the Warrant Agent in New York, New York, upon delivery thereof duly endorsed by the Warrantholder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer.

           EXCHANGE  OF  WARRANTS.  Each  Warrant may be  exchanged  for another
Warrant or Warrants entitling the Warrantholder to purchase a like aggregate number of Common Shares as the Warrant surrendered then entitled him to purchase.

           PURCHASE OF WARRANTS. The Company has the right, except as limited by law or other agreement, to purchase or otherwise acquire Warrants at such time and for such consideration as it may determine.

           ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price are subject to adjustment from time to time upon the happening of certain events as follows:

                     (a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of capital stock by reclassification of its Common Stock, the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date for such event.

                     (b)   Whenever   the  number  of  shares  of  Common  Stock
           purchasable upon the exercise of each Warrant is adjusted, as provided, the Warrant Price per share of Common Stock payable upon exercise of each Warrant shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately thereafter.

           NO ADJUSTMENT FOR DIVIDENDS. Except as otherwise provided, no adjustments in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

           NO RIGHTS AS SHAREHOLDERS. Prior to exercise of the Warrants, the holders thereof will not be deemed to have any of the rights of shareholders of the Company.

           TERMINATION. The Warrants may be terminated at the option of the Company, upon not less than 90 days written notice to the holders thereof, without payment, provided the market price of the securities receivable upon exercise of such Warrant exceeds $7.00 per share during any 20 consecutive business days.

           WARRANT AGENT. The Warrant Agent is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

           DESCRIPTION OF COMMON STOCK. The Company's authorized capital consists of 10 million shares of Common Stock. All shares of Common Stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of Directors, and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to shareholders. Each holder of Common Stock is entitled to one vote per share of Common Stock for all purposes. The shareholders have no preemptive rights. There is no cumulative voting, redemption right or right of conversion in existence with respect to the Common Stock. All outstanding Common Stock is, and all Common Shares to be sold and issued as contemplated hereby will be, fully-paid and non-assessable by the Company. The Board of Directors is authorized to issue additional Common Stock within the limits authorized by the Company's charter and without shareholder action.

           The Transfer Agent for the Company's Common Stock is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.


                                  LEGAL MATTERS

           The validity of the Shares offered hereby will be passed upon by Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036-8735.


                                     EXPERTS

           The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-KSB (for the year ended December 31,
1995) as of December 31, 1995 and for the year then ended have been audited by Margolin, Winer & Evens LLP, independent auditors and as to December 31, 1994 and for the two years in the period ended December 31, 1994 by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference, and have been so incorporated herein in reliance upon such firms' reports and given upon the authority of such firms as experts in accounting and auditing.

NO  PERSON  HAS BEEN  AUTHORIZED  TO
GIVE ANY  INFORMATION OR TO MAKE ANY
REPRESENTATION  IN  CONNECTION  WITH
THIS   OFFERING   OTHER  THAN  THOSE
CONTAINED  IN THIS  PROSPECTUS  OR A
SUPPLEMENT TO THIS PROSPECTUS,  AND,
IF  GIVEN  OR   MADE,   SUCH   OTHER
INFORMATION OR REPRESENTATIONS  MUST
NOT BE RELIED  UPON AS  HAVING  BEEN
AUTHORIZED  BY  THE  COMPANY  OR ANY
OTHER    PERSON.     NEITHER    THIS
PROSPECTUS  NOR  ANY  SUPPLEMENT  TO
THIS PROSPECTUS CONSTITUTES AN OFFER
TO  SELL OR THE  SOLICITATION  OF AN
OFFER  TO BUY ANY  SECURITIES  OTHER
THAN  THE  SECURITIES  TO  WHICH  IT
RELATES  OR AN  OFFER TO SELL OR THE
SOLICITATION OF AN OFFER TO BUY SUCH
SECURITIES   IN  ANY   JURISDICTIONS
WHERE,  OR TO ANY PERSON TO WHOM, IT
IS  UNLAWFUL  TO MAKE SUCH  OFFER OR
SOLICITATION.  NEITHER THE  DELIVERY
OF THIS  PROSPECTUS  OR A SUPPLEMENT
TO THIS PROSPECTUS NOR ANY SALE MADE
HEREUNDER OR THEREUNDER SHALL, UNDER
ANY   CIRCUMSTANCES,    CREATE   ANY
IMPLICATION  THAT  THERE HAS BEEN NO
CHANGE IN THE AFFAIRS OF THE COMPANY
SINCE THE DATE  HEREOF OR THEREOF OR
THAT   THE   INFORMATION   CONTAINED
HEREIN OR  THEREIN  IS CORRECT AS OF
ANY  TIME  SUBSEQUENT  TO ITS  DATE.
             ----------
                                                         850,000 Shares
                                                          Common Stock


TABLE OF CONTENTS                PAGE             AMERICAN MEDICAL ALERT CORP.
- -----------------                ----

Available Information...........   2                       June , 1996
Information Incorporated by
   Reference....................   2
The Company.....................   3
Risk Factors....................   3
Use of Proceeds.................   6
Description of Securities.......   6
Legal Matters...................   8
Experts.........................   8

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

           It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder. All of such expenses will be borne by the Company.

           Registration fee - Securities and Exchange
             Commission........................................ $  1,025.87
           Legal fees and expenses.............................   10,000.00
           Accounting fees and expenses........................    6,000.00
           Miscellaneous.......................................    2,974.13
                                                                ------------
                       Total...................................  $20,000.00



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

           The Company's By-Laws provide that each person who is made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that such person, his or her testator or intestate is or was a director or officer of the Corporation or serves or served any other entity in any capacity at the request of the Corporation shall be indemnified to the maximum extent permitted by New York State law, as amended from time to time.

           In addition, the Company has entered into indemnification agreements with certain officers and directors which provide for indemnification if the officer or director is made a party to any action by reason of the fact that such person is a director or officer of the Company. Such agreements protect the indemnified party against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees incurred as a result of any such action.

ITEM 16.   EXHIBITS.

Exhibit
Number                                      Description
- ------                                      -----------

4(a)           Articles   of   Incorporation   of  the   Company,   as  amended.
               (Incorporated by reference to Exhibit 3(a) to the Company's Registration Statement on Form S-1 Registration Statement - File No. 2-86862).

*4(b)          Amended and Restated By-Laws of Company, as amended May 1, 1996.

4(c) Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, the Company's transfer agent, with the Company's form of Warrant Certificate attached thereto. (Incorporated by reference to Exhibit 4(c) to the Company's Registration Statement on Form S-1- File No. 2-86862).

4(d) Amendment, dated December 22, 1988, to the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. (Incorporated by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1988).

4(e) Amendment, dated October 26, 1990, to the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. (Incorporated by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1990).

4(f) Amendment, dated November 30, 1994, to the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. (Incorporated by reference to Exhibit 4(d) to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994).

4(g) Amendment, dated November 20, 1995, to the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. (Incorporated by reference to Exhibit 4(e) to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995).

*5             Opinion of Parker Chapin Flattau & Klimpl, LLP.

*23(a)         Consent of Deloitte & Touche LLP.

*23(b)         Consent of Margolin, Winer & Evens LLP.

*23(c)         Consent  of Parker  Chapin  Flattau & Klimpl,  LLP  (included  in
               Exhibit 5).

24.01 Powers of Attorney of certain officers and directors of the registrant (included in signature page).


- -----------------
* Filed herewith.

ITEM 17.   UNDERTAKINGS.

           The undersigned registrant hereby undertakes:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or l5(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oceanside, State of New York, on the 14th day of June, 1996.


                                       AMERICAN MEDICAL ALERT CORP.


                                       By:   /S/ HOWARD M. SIEGEL
                                            -----------------------
                                             Howard M. Siegel, Chairman of the
                                             Board and President


           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Howard M. Siegel, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 14th day of June, 1996.


      SIGNATURE                                    TITLE

/S/ HOWARD M. SIEGEL               Chairman of the Board, President and Chief
- ------------------------           Executive Officer (Principal Executive
    Howard M. Siegel               Officer, Principal Financial Officer and
                                   Principal Accounting Officer) and Director

/S/ WILFRED L. MOSSEY              Vice President, Home Care and Director
- ------------------------
    Wilfred L. Mossey

/S/ PETER BREITSTONE               Director
- ------------------------
    Peter Breitstone

/S/ ELI S. FELDMAN                 Director
- ------------------------
    Eli S. Feldman

/S/ LEONARD HERZ                   Director
- ------------------------
    Leonard Herz

/S/ MYRON SEGAL                    Director
- ------------------------
    Myron Segal, M.D.

                                  Exhibit Index
                                  -------------
Exhibit
Number                                      Description
- ------                                      -----------

4(a)           Articles   of   Incorporation   of  the   Company,   as  amended.
               (Incorporated by reference to Exhibit 3(a) to the Company's Registration Statement on Form S-1 Registration Statement - File No. 2-86862).

*4(b)          Amended and Restated By-Laws of Company, as amended May 1, 1996.

4(c) Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, the Company's transfer agent, with the Company's form of Warrant Certificate attached thereto. (Incorporated by reference to Exhibit 4(c) to the Company's Registration Statement on Form S-1- File No. 2-86862).

4(d) Amendment, dated December 22, 1988, to the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. (Incorporated by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1988).

4(e) Amendment, dated October 26, 1990, to the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. (Incorporated by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1990).

4(f) Amendment, dated November 30, 1994, to the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. (Incorporated by reference to Exhibit 4(d) to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994).

4(g) Amendment, dated November 20, 1995, to the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. (Incorporated by reference to Exhibit 4(e) to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995).

*5             Opinion of Parker Chapin Flattau & Klimpl, LLP.

*23(a)         Consent of Deloitte & Touche LLP.

*23(b)         Consent of Margolin, Winer & Evens LLP.

*23(c)         Consent  of Parker  Chapin  Flattau & Klimpl,  LLP  (included  in
               Exhibit 5).

24.01 Powers of Attorney of certain officers and directors of the registrant (included in signature page).


- ------------------------
* Filed herewith.